UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010 (June 23, 2010)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Mobile Mini, Inc. (the “Company”) was held on June 23, 2010, in Tempe, Arizona. Stockholders of record at the close of business on April 27, 2010 were entitled to vote at the meeting on the basis of one vote for each share held. On April 27, 2010, there were 36,375,404 shares of common stock outstanding and 8,190,969 shares of Series A Convertible Redeemable Participating Preferred Stock (“Series A Preferred Stock”) outstanding. The Series A Preferred Stock votes on an “as converted” basis, and each share entitles its holder to one vote. On all matters before the stockholders at the annual meeting, the common stock and the Series A Preferred Stock vote as a single class.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect two members of the Board of Directors, for the terms indicated below. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld
Frederick G. McNamee, III (three year term)	27,475,890	461,982
Lawrence Trachtenberg (three year term)	27,349,929	587,943

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The proposal was approved by a vote of stockholders as follows:

For	30,973,140
Against	1,315,794
Abstain	171,947
Broker non-votes	—

3. Advisory vote to indicate support for the Company’s compensation philosophy, policies, and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	31,518,871
Against	515,280
Abstain	426,730
Broker non-votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner

	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel